UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

DELTRON, INC.

(Name of Registrant As Specified In Charter)

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

(Preliminary)

DELTRON, INC.

11377 Markon Drive

Garden Grove, CA 92841

April 5, 2011

GENERAL INFORMATION

This Information Statement has been filed with the U.S. Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Deltron, Inc., a Nevada Corporation (the “Company”), to notify such Stockholders of the following:

(1)

On or about August 5, 2010, the Company received written consents in lieu of a meeting of shareholders from Stockholders owning a majority of the issued and outstanding shares of the Company’s voting securities authorizing the Board to amend our certificate of incorporation in the State of Nevada to authorize 20,000,000 shares of preferred stock outstanding at any time, no par value (the “Preferred Stock”).

On March 7, 2011, the Board ratified the additional authorized shares of preferred stock.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company.  The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.  The Board has fixed the close of business on June 17, 2010, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders.  However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 10 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about April [s], 2011, to all Stockholders of record as of the Record Date.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND

QUARTERLY REPORTS ON FORM 10-Q AND HOUSEHOLDING

A copy of the Company’s 1934 Act Filings, as filed with the Commission are available upon written request and without charge to shareholders by writing to the Company c/o, Chief Financial Officer, 11377 Markon Drive, Garden Grove, CA 92841, or by calling telephone number (714) 891-1795.  A copy of any and all information that has been incorporated by reference into this information statement shall be sent by first class mail or other equally prompt means within one business day of receipt of such request.

In certain cases, only one 1934 Act Filing may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the annual report or quarterly report(s), as applicable, to a stockholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to Chief Financial Officer, Deltron, Inc. at the address or telephone number indicated in the previous paragraph.  In addition, shareholders sharing an address can request delivery of a single copy of annual reports or quarterly reports if they are receiving multiple copies of 1934 Act Filings by directing such request to the same mailing address.

All 1934 Act Filings are filed with the Commission and are of public record. Such information can be accessed at www.sec.gov.

OUTSTANDING VOTING SECURITIES

As of June 17, 2010, the Company had 554,500,000 shares of Common Stock issued and outstanding and 123,978,980 outstanding to be issued, Each share of issued outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

The holders of the 352,170,500 shares of the Company’s Common Stock executed and delivered to the Company a written consent approving the actions set forth herein.  Since the action has been approved by the holders of the majority of the issued and outstanding voting shares of the Company, no proxies are being solicited with this Information Statement.  The Board adopted resolutions ratifying the action set forth herein on March 7, 2011.

General

Our authorized capital stock consists of 10,000,000,000 shares of common stock at $0.001 par value per share.  There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of June 17, 2010, 554,500,000 shares of common stock are issued and outstanding and held by 34 stockholders, and 123,978,980 outstanding, to be issued, shares of common stock.  Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the issued and outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Dividends

Since inception we have not paid any dividends on our common stock.  We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock.  Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.  Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no warrants to purchase our securities outstanding.

Options

Under the Company’s 2010 Stock Incentive Plan for Employees, Contractors, Consultants, Advisors, Board Advisors, Board Members and Others (the “Plan”), the Company is authorized to issue up to 200,000,000 shares of common stock or options to purchase shares of common stock.  As of December 31, 2010, the Company has authorized and issued 80,000,000 shares under the Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock known by us as of December 20, 2010, by:

•

each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

•

each of our directors;

•

each of our executive officers; and

•

all of our directors and executive officers as a group.

The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on such date and all shares of our common stock issuable to such holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by such person at said date which are exercisable within 60 days of December 20, 2010.  Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.

Name and Address of Beneficial Owner	Title of Class (1)	Shares of Common Stock Beneficially Owned(1)	Percentage Ownership(2)
Acadia LLC 131 E. Oakland Drive Saint Rose, LA 70087	Common	45,000,000	5.93%
Bayou Business 4041 Williams Blvd. Ste A9 #192 Kenner, LA 70065	Common	50,000,000	6.59%
Capital Formula PO Box 3923 Carson City, NV 89072	Common	45,000,000	5.93%

Henry Larrucea, President, CEO, CFO, Treasurer, Director 56-141 Maika Way Kaleiwa, HI 96712	Common	82,021,000	10.81%
All officers and directors as a group (1 person)		82,021,000	10.81%

(1)

As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days.

(2)

Percentage based upon 634,500,000 shares of common stock issued and outstanding as of December 20, 2010 and 123,978,980 outstanding to be issued).

The Company has a number of outstanding Convertible Notes, which can be converted into shares of common stock at the option of the note holder at any time prior to repayment of the note.  All notes are currently eligible for conversion, but no note holders have notified the Company that they are exercising that conversion right.  Assuming that all outstanding notes are converted into shares at $0.001 per share, which is the guaranteed lowest conversion price, the Company would have issued and outstanding a total of 938,705,281 shares of common stock.  The following table reflects those shareholders who, at that time, would own beneficially 5% or more of the Company’s common stock.

Name and Address of Beneficial Owner	Title of Class (1)	Shares of Common Stock Beneficially Owned(1)	Percentage Ownership(2)
Acadia LLC 131 E. Oakland Drive Saint Rose, LA 7008	Common	76,183,562	8.12%
Bayou Business 4041 Williams Blvd. Ste A9 #192 Kenner, LA 70065	Common	50,000,000	5.33%
Capital Formula PO Box 3923 Carson City, NV 89072	Common	45,000,000	4.79%
Affinity Advisors, LLC 8 Wayride Circle Bensford, NY 14534	Common	35,000,000	3.73%
Donald Pratt 261 South Timber Creek Drive Amarillo, TX 79118	Common	45,727,397	6.77%

Henry Larrucea, President, CEO, CFO, Treasurer, Director 56-141 Maika Way Kaleiwa, HI 96712	Common	82,021,000	8.74%
All officers and directors as a group (1 person)		82,021,000	8.74%

Securities Authorized for Issuance Under Equity Compensation Plans

On November 9, 2010, the Company filed an S8 Registration Statement registering its 2010 Stock Option Plan for Employees and Consultants.

Under the terms of the Plan, a total of 200,000,000 shares of stock or options to purchase common stock can be issued to compensate directors, employees and consultants of the Company for services rendered to the Company.

The terms of the Plan are fully disclosed in the copy of the Plan filed as an exhibit to the S8, but include the following:

*

price and other terms of issuance of shares under the Plan are to be determined by the Board of Directors, who administer the Plan and who will take into account the market price of the Company’s securities at the date of any agreement to issue shares under the Plan.

*	shares of common stock issuable under the Plan have the same rights and restrictions as all other issued and issuable shares of common stock of the Company.

As of December 31, 2010, the Company issued 80,000,000 shares to an employee as prepayment for bonus and salaries for the six-month period ended May 7, 2011.

DISSENTER’S RIGHTS OF APPRAISAL

Section 78.3793 of Nevada Revised Statue (“NRS”) which provides dissenting shareholders with rights to obtain payment of the fair value of his/her shares in the case of control share acquisition is not applicable to the matters disclosed in this Information Statement.  Accordingly, dissenting shareholders will not have rights to appraisal in connection with the amendment to the Articles of Incorporation discussed in this Information Statement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS.

Overview

As previously described, we completed an Asset Purchase under which Deltron acquired the assets of Blu Vu Deep Oil & Gas Exploration, Inc.  The transaction was treated as a reverse recapitalization, with Blu Vu’s wholly owned subsidiary, Elasco, Inc. (“Elasco”) becoming the accounting acquirer.  Therefore, Deltron assumed the fiscal year end of Elasco of December 31.  On August 13, 2010, following the completion of the Asset Purchase Agreement, the Company adopted the fiscal year end of the former shell Company of September 30 for financial reporting purposes.

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described.  The discussion reflects the financial condition and results of operations as of and for the three-months periods ended December 31, 2010 and 2009, and the transition period from January 1, 2010 to September 30, 2010.  This discussion contains forward-looking statements.  Please see “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

We are a manufacturing company with two distinct business segments polyurethane and rebreather.  Our primary business is Elasco which is focused on manufacturing technology for plastic and polyurethane products.  Our secondary business segment is focused on the development of deep-sea exploration breathing technology marketed as Blu Vu.

Polyurethane Products

Our polyurethane products are manufactured and sold by our wholly owned subsidiary, Elasco, which makes products for the recreational roller skate and skateboarding markets.  They are of the high performance type used by dedicated enthusiasts in those sports.  These products are sold to O.E.M. customers, who market and distribute them through channels specific to their individual retail outlets, as well as by direct marketing through their internet sales sites.  Most are sold through distribution channels of specialty stores and roller rinks.  They are differentiated from the typical product found in larger retail stores in that they are not considered a toy category, but rather a sporting good.

Elasco also produces a variety of industrial products that are used on assemblies and machinery where a long life cycle is needed.  Some typical products are exercise equipment rollers, bowling pin setter pads and liners, and fire hydrant seals.  Elasco’s polyurethane polymers excel in the gap between rubber and plastics, but can mimic many rubbers and plastics with specific formulations that optimize those characteristics.  A recent formula developed exclusively by Elasco uses a natural soy-based resin as an ingredient to make an elastomer that performs like other hydrocarbon derived polyurethanes.  This reduces related carbon emissions from the manufacturing process for that resin by 36%.  This product is marketed as a green alternative to oil based products, and is finding favor in the youth market that many of Elasco’s products service.

Rebreather System

“Normal” scuba is an open circuit system.  Combining a high-pressure cylinder and a demand regulator, a diver inhales gas at ambient pressure, uses a little of the oxygen in the gas, and then exhales.  When the diver exhales the gas, it bubbles to the surface, carrying as much as 98% of the original oxygen it contained.  The “open circuit” comes from the fact that the exhaled gas is released on every breath.

The advantage that a rebreather has over “normal” scuba system is that it recirculates the gas a diver is breathing, allowing the diver to breath from the same gas over and over again, after removing the carbon dioxide generated by human metabolism.  Rebreathers provide gas to the diver in an optimal mix for the depth at which they are diving.  The system adds oxygen and other gases to make up what is consumed.  Because the gas is reused, instead of being “thrown away” with every breath, a diver can remain underwater far longer on much less gas.  In fact, for some dives, rebreathers can be as much as fifty times more efficient on gas consumption than standard scuba tanks. This minimizes decompression obligations, or in some cases eliminates it for shallower working dives.  Less decompression time means more working time, and greater cost efficiency for the project.

Business operations

As of December 31, 2010, we had an accumulated deficit of approximately $3.26 million and, as of September 30, 2010, our accumulated deficit was approximately $3.08 million and as of December 31, 2009 our accumulated deficit was approximately $2.72 million.  We incurred operating losses of $83,095 and $84,737 for the three months ended December 31, 2010 and 2009, respectively, and incurred net losses of $183,159 and $99,299 for those respective periods. We incurred operating losses of $189,532 and $610,866 for the nine months ended September 30, 2010 and 2009, respectively, and incurred net losses of $360,590 and $400,564 for those respective periods. We expect our net losses to continue for at least the next couple of years.  We anticipate that a substantial portion of our capital resources and efforts will be focused on the scale up due to expansion via acquisition, product development and other general corporate purposes, including the payment of legal fees due to our acquisitions.

As of December 31, 2010, our current liabilities of approximately $1.33 million exceeded our current assets of $919,395 by $413,631 and as of September 30, 2010, our current liabilities of approximately $1.31 million exceeded our current assets of approximately $1.05 million by $253,061. Our net losses will continue for the foreseeable future.  As part of the $1.33 million of current liabilities at December 31, 2010 we have $155,196, net of note discount of $20,304, of convertible notes to related parties and $33,805, net of note discount of $43,695 of convertible notes to unrelated parties. As part of the $1.31 million of current liabilities at September 30, 2010 we have $96,167, net of note discount of $79,333, of convertible notes to related parties. We are currently planning to issue additional stocks and convertible notes to support our expansion.  As a result, the additional equity funding may result in significant dilution to existing stockholders. If adequate funds are not available, we may be required to delay or curtail significantly our development and commercialization activities.  This would have a material adverse effect on our business, financial condition and/or results of operations and could ultimately cause us to have to cease operations.

Financial Operations Overview

Sales

Our sales are derived from the sale of plastic and polyurethane products.  Customers are generally billed at shipping of products.  We currently have not generated any revenues from the sale of rebreather system for the three month periods ended December 31, 2010 and 2009 and for the nine month periods ended September 30, 2010 and 2009.

Cost of Sales

Cost of sales for plastic and polyurethane products represents the cost of direct labor, raw material, supplies and other miscellaneous support expenses.  No cost of sales for rebreather system is recorded because we have not generated any revenues from the sale of rebreather system.

Selling, General and Administrative

Our selling expenses consist primarily of personnel, media, support and travel costs to inform user organizations and consumers of our products.  Our general and administrative expenses consist primarily of personnel, occupancy, legal, consulting and administrative and support costs for our operations.

Critical Accounting Policies and Significant Judgments and Estimates

This discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles.  The preparation of these consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenues and expenses during the reporting periods.  We evaluate our estimates and judgments on an ongoing basis.  We base our estimates on historical experience and on various other factors we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results could therefore differ materially from those estimates under different assumptions or conditions.  Our significant accounting policies are described in Note 1 to our unaudited condensed consolidated financial statements included in Item 1 of this report.  We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our consolidated financial statements.

Revenue Recognition

Sales for our polyurethane products are recognized when our plastic or polyurethane products are shipped to our customers.  Currently for rebreather system, there have not been any revenues recognized from the sale of its products.

Results of Operations for the Nine Months Ended September 30, 2010 and 2009 (Unaudited)

As earlier described, we operate in two business segments: Polyurethane products and Rebreather system.  Our Elasco business focuses on the delivery of plastic and polyurethane product to our customer.  Its principal business is manufacturing and selling of open cast molded polyurethane elastomer products such as skateboard, roller skate, and industrial wheels.  Our Rebreather system, which is marketed as Blu Vu, is engaged in the potential manufacture and mass-market of proprietary breathing equipment developed specifically for the oil and gas, mining and safety industries, and military and recreational divers.

The following table presents consolidated statement of operations data for each of the periods indicated as:

	Nine months ended
	September 30,
	2010	2009 (Unaudited)	Percent Change
Sales	2,546,606	1,511,133	69%
Cost of sales	2,269,102	1,364,162	66%
Gross profit	277,504	146,971	89%

Selling, general and administrative	467,036	757,837	(38)%

Operating loss	(189,532)	(610,866)	(69)%

Other income (expense), net	(169,458)	210,302	(181)%

Net (loss)	(360,590)	(400,564)	(10)%

Sales

With respect to our polyurethane business, our sales increased by $1,035,473 for the nine months ended September 30, 2010, compared to the same period in 2009, due to recovery in the economy and introduction of our new products to our current customer base.

In respect to our rebreather product, we have not produced sales as of September 30, 2010 and 2009.

Cost of Sales

Cost of sales consists of payroll, raw material, supplies and other miscellaneous costs for the Polyurethane products.  For the nine-month period ended September 30, 2010, costs of sales of $2,269,102 consist primarily of labor cost of $845,120, raw material cost of $1,179,946 and other costs of $244,036.  For the nine-month period ended September 30, 2009, cost of sales of $1,364,162 consisted primarily of labor costs of $566,161, raw material cost of $603,959, and other costs of $194,042.  We expect costs of sales will increase as an absolute number as more plastic and polyurethane products are produced.  However, we expect the cost of sales to decrease as a percentage of revenues as we improve our operating efficiency and increase the automation of certain processes.

Selling, General and Administration

For the nine months ended September 30, 2010 and 2009, our selling, general and administrative expenses for each segment are as follows:

	2010	2009 (Unaudited)
Rebreather	$192,878	$480,662
Polyurethane	274,158	277,175
	$467,036	$757,837

Selling, general and administrative expenses associated with our polyurethane business consist primarily of payroll costs, rental fee, professional fee, insurance, and other expense.  For the nine months ended September 30, 2010, selling, general and administrative expenses included the following: payroll and benefits $108,294, consulting fee $32,127, professional fees $18,435, rent expense $49,797, insurance expenses $20,224, and other expenses $45,281. For the comparable period in 2009 expenses were as follows: payroll and benefits $134,343, rent expense $49,797, consulting $36,538, professional fee $9,716, insurance expenses $14,447, and other expenses $32,334.

Comparing the nine months ended September 30, 2010, with the same period in 2009, the decrease in selling, general and administrative expenses were primarily due to decrease in payroll and benefits by $26,049 in the 2010 period as a result of a reduction in staff and the reassignment of staff to another department.  Other expenses remained consistent for the nine months ended September 30, 2010 and 2009.

General and administrative expenses associated with our Blu Vu rebreather system consist primary of consulting and professional fees. Comparing the general and administrative expenses for the nine months ended September 30, 2010, with the same period in 2009, the decrease was primarily due to the Company ended various consulting agreements.

Other income (expense)

For the nine months ended September 30, 2010, we incurred other expenses of $169,458, which consisted primarily $96,167 amortization of note discount resulted from beneficial conversion feature embedded in the $175,500 convertible notes; total interest of $53,397 paid and accrued on the $125,000 line of credit, $1,095,110 long term promissory notes, and $175,500 convertible notes due to certain shareholders and officer.

For the comparable period in 2009, we incurred interest expense of $58,948 paid and accrued on the $125,000 line of credit and $1,095,110 long term promissory notes due to a shareholder and officer.  We also recorded a $256,750 gain on extinguishments of a debt due to the former owner of Elasco.

Net Loss

The decrease in net loss of $39,974 for the nine months ended September 30, 2010, compared to the same period in 2009, was a net result of: an increase in our polyurethane product sales, a decrease in selling, general and administration expenses due to the reduction of consulting expense in 2010; the gain recorded on the extinguishment of owners debt of $256,760 in

2009 related to the acquisition of Elasco; and the increase in interest expense of $90,616 resulted from amortization of beneficial conversion option embedded in the convertible notes in 2010.

Results of Operations for the Three Months Ended December 31, 2010 and 2009

As earlier described, we operate in two business segments: Polyurethane products and Rebreather system.  Our Elasco business focuses on the delivery of plastic and polyurethane product to our customer.  Its principal business is manufacturing and selling of open cast molded polyurethane elastomer products such as skateboard, roller skate, and industrial wheels.  Our Rebreather system, which is marketed as Blu Vu, is engaged in the potential manufacture and mass-market of proprietary breathing equipment developed specifically for the oil and gas, mining and safety industries, and military and recreational divers.

The following table presents unaudited consolidated statement of operations data for each of the periods indicated as:

	Three months ended
	December 31,		Percent
	2010	2009	Change
	(Unaudited)	(Unaudited)
Sales	905,401	511,556	77%
Cost of sales	778,016	435,062	79%
Gross profit	127,385	76,494	67%

Selling, general and administrative	210,480	161,231	31%

Operating loss	(83,095)	(84,737)	(2)%

Other income (expense), net	(99,229)	(14,562)	(581)%

Net (loss)	(183,159)	(99,299)	84%

Sales

With respect to our polyurethane business, our sales increased by $393,845 for the three months ended December 31, 2010, compared to the same period in 2009, due to recovery in the economy and introduction of our new products to our current customer base.

In respect to our rebreather product, we have not produced sales as of December 31, 2010 and 2009.

Cost of Sales

Cost of sales consists of payroll, raw material, supplies and other miscellaneous costs for the Polyurethane products.  For the three-month period ended December 31, 2010, costs of sales of $778,016 consist primarily of labor cost of $310,840, raw material cost of $400,705 and other costs of $66,471.  For the three-month period ended December 31, 2009, cost of sales of $435,062 consisted primarily of labor costs of $232,697, raw material cost of $163,044, and other costs of $39,321.  We expect costs of sales will increase as an absolute number as more plastic and polyurethane products are produced.  However, we expect the cost of sales to decrease as a percentage of revenues as we improve our operating efficiency and increase the automation of certain processes.

Selling, General and Administration

For the three months ended December 31, 2010 and 2009, our selling, general and administrative expenses for each segment are as follows (unaudited):

	2010	2009
Rebreather	$104,973	$71,046
Polyurethane	105,507	90,185
	$210,480	$161,231

Selling, general and administrative expenses associated with our polyurethane business consist primarily of payroll costs, rental fee, professional fee, insurance, and other expense.  For the three months ended December 31, 2010, selling, general and administrative expenses included the following: payroll and benefits $63,651, professional fees $8,163, rent expense $16,599, insurance expenses $2,289, and other expenses $14,805. For the comparable period in 2009 expenses were as follows: payroll and benefits $37,826, rent expense $16,599, consulting $13,712, professional fee $1,331, insurance expenses $2,503 and other expenses $18,214.

Comparing the three months ended December 31, 2010, with the same period in 2009, the increase in selling, general and administrative expenses were primarily due to an increase in payroll expenses resulting from increase in wages and bonus while other expenses decreased because of more outsourced services were done in-house in 2010.  Other expenses remained consistent for the three months ended December 31, 2010 and 2009.  General and administrative expenses associated with our Blu Vu rebreather system consist primary of consulting and professional fees.

Other income (expense)

For the three months ended December 31, 2010, we incurred other expenses of $99,229, which consisted primarily $74,354 amortization of note discount on the $253,000 convertible notes; total interest of $18,534 paid and accrued on the $100,000 line of credit, $1,095,110 long term promissory notes, and $253,000 convertible notes due to certain shareholders and officer, net of an accrued interest income of $513 on the $41,000 loan receivable; and change in fair value of derivative liability.

For the comparable period in 2009, we incurred interest expense of $14,562 paid and accrued on the $125,000 line of credit and $1,095,110 long term promissory notes due to a shareholder and officer.

Net Loss

The increase in net loss of $83,860 for the three months ended December 31, 2010, compared to the same period in 2009, was a net result of: an increase in our polyurethane product sales, an increase in selling, general and administration expenses due to the increase in salaries and professional fees in 2010 and the increase in interest expense resulted from amortization of beneficial conversion option embedded in the convertible notes in 2010

Liquidity and Capital Resources

Since our inception, we have incurred significant losses.  As of December 31, 2010, we had an accumulated deficit of approximately $3.26 million, and as of September 30, 2010, our accumulated deficit was approximately $3.08 million. As of December 31, 2009, our accumulated deficit was approximately $2.72 million.  We have not yet achieved profitability and anticipate that we will continue to incur net losses for the foreseeable future.  We expect that our sales and general and administrative expenses will continue to grow and, as a result, we will need to generate significant product revenues to achieve profitability.  We may never achieve profitability.

Due to the continued losses incurred from our operations, as of December 31, 2010, we had $35,861 in cash and cash equivalents and a working capital deficit of $413,631 compared to $1,852 in cash and cash equivalents and a working capital of $253,061 at September 30, 2010. As of December 31, 2009, we had $29,986 in cash and cash equivalents and a working capital of $91,002

Operating Capital and Capital Expenditure Requirements

Our continued operating losses and limited capital raise substantial doubt about our ability to continue as a going concern, and we need to raise substantial additional funds in the next 12 months in order to continue to conduct our business.  Until we can generate a sufficient amount of revenues to finance our cash requirements, which we may never do, we expect to finance future cash needs primarily through public or private equity offerings, debt financings, borrowings or strategic collaborations.

We need additional funds to continue our operations and will need substantial additional funds before we can generate revenue from our Blu Vu rebreather system.  We are currently exploring additional sources of capital; however, we do not know whether additional funding will be available on acceptable terms, or at all, especially given the economic conditions that currently prevail.  In addition, any additional equity funding may result in significant dilution to existing stockholders, and, if we incur additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, thus limiting funds available for our business activities.

We expect to continue to incur operating losses in the future and to make capital expenditures to expand our polyurethane operations and to market our Blu Vu rebreather system (including upgrading our plant equipment) and to scale up our sales efforts.  We expect that our existing cash will be used to fund working capital and for capital expenditures and other general corporate purposes, including the repayment of debt incurred as a result of our acquisitions.  Although since September 30, 2010, we have raised gross proceeds of $127,500 through the sale of convertible promissory notes, we anticipate that our cash on hand (including the proceeds from these promissory notes) and cash generated through our operations will not be sufficient to fund our operations for the next 12 months.  In addition we will have to repay the outstanding notes plus interest. We therefore anticipate raising additional funds in the near future.

Sources of Liquidity

Since our inception substantially all of our operations have been financed primarily from sales of our polyurethane products and equity and debt financings.  For the three months ended December 31, 2010, we had received $77,500 from issuance of convertible notes.

In addition, in order to decrease the cash outflows, in November 2010, the Company issued 80 million shares of its common stock valued at $60,000 to the President of its subsidiary, Elasco, as a payment of a bonus of $10,000 and prepayment of salary of $50,000 for the following six months.

For the nine months ended September 30, 2010, we had received $175,500 from issuance of convertible notes.

Cash Flows

Net cash used in operating activities was $7,985 for the three months ended December 31, 2010, compared to $61,182 for the same period ended December 31, 2009.  The decrease in cash used of $53,197 was primarily attributable to increases in our polyurethane product sales.

There was no net cash used in investing activities for the three months ended December 31, 2010 and 2009.

Net cash proceeds from financing activities for the three months ended December 31, 2010, were $41,994 which was primarily derived from the issuance of convertible notes and the paydown of the line of credit.

For the three months ended December 31, 2009, proceeds from sales of common stocks were $65,000, net of offering costs, through a Regulation S offering.

Net cash used in operating activities was $214,140 for the nine months ended September 30, 2010, compared to $615,401 for the same period ended September 30, 2009.  The decrease in cash used of $401,261 was primarily attributable to increases in our polyurethane product sales.

There was no net cash used in investing activities for the nine months ended September 30, 2010 and 2009.

Net cash proceeds from financing activities for the nine months ended September 30, 2010, were $186,006 which was primarily derived from borrowing from certain shareholders by issuance of convertible notes.

For the nine months ended September 30, 2009, proceeds from sales of common stocks were $605,222, net of offering costs, through a Regulation S offering.

Contractual Obligations and Commercial Commitments

As of December 31, 2010, we have a contractual obligation to pay the line of credit of $100,000 with an interest rate of prime plus 1.5%.  There was also a total remaining balance on two promissory notes of $1,095,110 due to a shareholder and officer in connection with our acquisitions.  The notes bear interests at a rate of 5.0% and 4.23% per annum, respectively.  Our total lease obligations are $ 315,381 for our Southern California facility, which expires on December 31, 2015.

As of September 30, 2010, we have a contractual obligation to pay the line of credit of $125,000 with an interest rate of prime plus 1.5%.  There was also a total remaining balance on two promissory notes of $1,095,110 due to a shareholder and officer in connection with our acquisitions.  The notes bear interests at a rate of 5% and 4.23% per annum, respectively.  Our total lease obligations are $ 348,579 for our Southern California facility, which expires on December 31, 2015.

Income Taxes

Since inception, we have incurred operating losses and, accordingly, have not recorded a provision for federal income taxes for any periods presented.  As of December 31, 2010, we had net operating loss carryforwards for federal income tax purposes of $386,000.  As of September 30, 2010, we had net operating loss carryforwards for federal income tax purposes of $262,000.  If not utilized, the federal net operating loss carryforwards will expire in 2025.  Utilization of net operating loss and credit carryforwards may be subject to a substantial annual limitation due to restrictions contained in the Internal Revenue Code that are applicable if we experience an “ownership change”.  The annual limitation may result in the expiration of our net operating loss and tax credit carryforwards before they can be used.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements or financing activities with special purpose entities.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE.

On June 30, 2010, the Board of Directors appointed Cacciamatta Accountancy Corporation (“Cacciamatta”) as Deltron, Inc.’s independent auditors for the 2010 fiscal year, replacing Seale & Beers, CPAs (“Seale & Beers”).

On June 30, 2010, the Company dismissed Seale & Beers as the Company’s independent auditor effective June 30, 2010.  The report of Seale & Beers on the Company’s consolidated financial statements for the years ended September 30, 2009 and 2008, and the quarters ended December 31, 2009, and March 31, 2010, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports on our financial statements contained an explanatory paragraph with respect to uncertainty as to the Company’s ability to continue as a going concern.

For the years ended September 30, 2009 and 2008, and through June 30, 2010, there have been no disagreements with Seale & Beers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Seale & Beers’ satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports. For the years ended September 30, 2009 and 2008, and through June 30, 2010, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

During the years ended September 30, 2009 and 2008, and through June 30, 2010 (the date Cacciamatta was appointed), the Company did not consult Cacciamatta with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s Consolidated Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

On August 6, 2009, the Board of Directors appointed Seale & Beers, CPAs (“Seal & Beers”) as Deltron, Inc.’s independent auditors for the 2009 fiscal year, replacing Moore & Associates, Chartered (“Moore”).

FINANCIAL AND OTHER INFORMATION

CACCIAMATTA

ACCOUNTANCY CORPORATION

2601 MAIN STREET, SUITE 580, IRVINE CA 92614 PHONE: (949) 860-9883

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Deltron, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Deltron, Inc. and Subsidiary as of September 30, 2010, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the nine months ended September 30, 2010. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of Deltron, Inc. and Subsidiary as of December 31, 2009 were audited by other auditors whose report dated March 31, 2010, on those statements included an explanatory paragraph that describes the accompanying financial statements have been prepared assuming that the Company will continue as a going concern and that the Company has suffered losses from operations and a accumulated deficit at December 31, 2009 , which raise substantial doubt about the Company’s ability to continue as a going concern.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Deltron, Inc. and Subsidiary as of September 30, 2010, and the results of its operations and its cash flows for the nine months ended September 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements for the nine months ended September 30, 2010 have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred recurring losses from operations and negative cash flows from operating activities and has a net stockholders’ deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The consolidated financial statements do not contain any adjustments that might result from the outcome of these uncertainties.

/s/ Cacciamatta Accountancy Corporation Cacciamatta Accountancy Corporation
Irvine, California
January 13, 2011

Deltron, Inc. and Subsidiary
CONSOLIDATED BALANCE SHEETS

	September 30	December 31
	2010	2009

Assets
Current Assets:
Cash	$ 1,852	$ 29,986
Accounts receivable, net of allowance of doubtful accounts of $2,630	660,395	250,993
and $7,821 at September 30, 2010 and December 31, 2009, respectively
Inventory, net of allowance of obsolescence of $9,795 and $9,000 at
September 30, 2010 and December 31, 2009, respectively	332,676	320,786
Loan receivable	41,000	41,000
Prepaid expenses and other receivables	19,826	4,632
Total Current Assets	1,055,749	647,397

Property and equipment, net	32,239	49,841

Total Assets	$ 1,087,988	$ 697,238

Liabilities and Stockholders' (Deficit) Equity
Current liabilities
Line of credit	$ 125,000	$ 125,000
Bank overdraft	10,506	-
Accounts payable	452,318	171,274
Accrued expenses	75,091	28,563
Income taxes payable	1,600	-
Accrued expenses - related parties	150,000	-
Accrued interest - related parties	63,541	23,633
Convertible notes - related parties, net of note discount of $79,333	96,167	-
Current portion of long term debt - related party	334,587	207,925
Total Current Liabilities	1,308,810	556,395

Notes payable - related party, net of current portion	760,523	887,184

Total Liabilities	2,069,333	1,443,579

Stockholders' (Deficit) Equity
Common stock, $0.001 par value; 10,000,000,000 shares
authorized, 678,478,980 and 123,978,980 shares issued and outstanding
at September 30, 2010 and December 31, 2009, respectively	678,479	123,979
Additional paid-in capital	1,418,767	1,847,681
Accumulated deficit	(3,078,591)	(2,718,001)
Total Stockholders' (Deficit)	(981,345)	(746,341)

Total Liabilities and Stockholders' (Deficit)	$ 1,087,988	$ 697,238

The accompanying notes are an integral part of these consolidated financial statements.

Deltron, Inc. and Subsidiary
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the nine months ended
	September 30,
	2010	2009
		(Unaudited)
Sales	$2,546,606	$ 1,511,133

Cost of sales	2,269,102	1,364,162

Gross profit	277,504	146,971

Selling, general and administrative expenses	467,036	757,837

Operating income (loss)	(189,532)	(610,866)

Other income (expense)
Interest expense	(149,564)	(58,948)
Other income	-	12,500
Write off of debt from subsidiary	(21,799)	-
Gain on extinguishment of debt	-	256,750
Gain on disposal of assets	1,905	-
Total other income (expense)	(169,458)	210,302

Loss before provision for income taxes	(358,990)	(400,564)
Provision for income taxes	1,600	-

Net loss	$ (360,590)	$ (400,564)

Per share information

Net loss per common share
Basic	$ (0.001)	$ (0.008)
Fully diluted	$ (0.001)	$ (0.008)

Weighted average number of common
stock outstanding - basic	377,870,921	49,845,698

Weighted average number of common
stock outstanding - diluted	377,870,921	49,845,698

The accompanying notes are an integral part of these consolidated financial statements.

Deltron, Inc. and Subsidiary
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY

			Additional
	Common Stock		paid-in	Accumulated
	Number of shares	Amount	Capital	Deficit	Totals

Balance - December 31, 2008	14,403,074	$ 14,403	$ 1,911,235	$ (2,218,137)	$ (292,499)

Recapitalization in reverse acquisition			(624,200)		(624,200)

Issuance of stock for cash	76,031,699	76,032	529,190		605,222

Net loss				(400,564)	(400,564)

Balance - September 30, 2009 (Unaudited)	90,434,773	90,435	1,816,225	(2,618,701)	(712,041)

Issuance of stock for cash	33,544,207	33,544	31,456		65,000

Net loss				(99,299)	(99,299)

Balance - December 31, 2009	123,978,980	123,979	1,847,681	(2,718,001)	(746,341)

Beneficial conversion feature
- convertible notes payable - related parties			175,500		175,500

Recapitalization in reverse acquisition	554,500,000	554,500	(604,414)		(49,914)

Net loss				(360,590)	(360,590)

Balance - September 30, 2010	678,478,980	$ 678,479	$ 1,418,767	$ (3,078,591)	$ (981,345)

The accompanying notes are an integral part of these consolidated financial statements.

Deltron, Inc. and Subsidiary
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the nine months ended
	September 30,
	2010	2009
		(Unaudited)
Cash Flows from Operating Activities:
Net loss	$ (360,590)	$ (400,564)

Adjustments to reconcile net loss to net cash used
in operating activities:
Depreciation	17,602	3,500
Bad debt expense	(5,191)
Inventory obsolescence	795
Beneficial conversion feature	96,167	-
Gain on disposal of assets	(1,905)	-
Write off of debt from subsidiary	21,799
Gain on extinguishment of debt	-	(256,750)
(Increase) Decrease in accounts receivable	(404,211)	49,743
(Increase) Decrease in inventory	(12,685)	(65,995)
(Increase) Decrease in prepaid expenses and other receivables	(15,194)	(68,480)
Increase (decrease) in accounts payable	211,237	155,157
Increase (decrease) in accrued expenses	48,128	(32,012)
Increase (decrease) in accrued expenses - related parties	150,000	-
Increase (decrease) in accrued interest - related parties	39,908	-

Net Cash (Used) by Operating Activities	(214,140)	(615,401)

Cash Flows From Investing Activities
Increase in loans receivable	-	-
Purchase of equipment	-	-

Net Cash Used in Investing Activities	-	-

Cash Flows From Financing Activities
Proceeds from sale of common stock	-	605,222
Borrowing on line of credit	-	15,000
Increase in bank overdraft	10,506	-
Borrowing on related party notes	175,500	-
Payments on shareholder loans	-	(57,391)

Net Cash Provided by Financing Activities	186,006	562,831

Net (decrease) in Cash	(28,134)	(52,570)

Cash and Cash Equivalents - Beginning of Period	29,986	78,738

Cash and Cash Equivalents - End of Period	$ 1,852	$ 26,168

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest expense	$ 6,184	$ 52,594
Cash paid for income taxes	$ -	$ 800

The accompanying notes are an integral part of these consolidated financial statements.

Deltron, Inc. and Subsidiary

Notes to Consolidated Financial Statements

September 30, 2010

NOTE - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Business Description

Deltron, Inc. (the “Company”) is a Nevada Corporation incorporated on September 14, 2005.  It is based in Garden Grove, California.  Through May 26, 2010 the Company was in the development stage. On May 26, 2010 the Company acquired all of the assets and liabilities of Blu Vu Deep Oil & Gas Exploration, Inc. (“Blu Vu”) including its ownership of 100% of the outstanding stock of Elasco, Inc. (“Elasco”) by issuance of 123,978,980 restricted shares of its common stock.

Elasco was incorporated on October 25, 1979 in the state of California.  Its principal business is manufacturing and selling of open cast molded polyurethane elastomer products such as skateboard, roller skate, and industrial wheels.

After the acquisition of Blu Vu’s assets, the Company is engaged in potential manufacture and mass-market of proprietary breathing equipment developed specifically for the oil and gas, mining and safety industries, and military and recreational divers. The technology is still under development. Production and manufacture of the equipment (primarily Closed-Circuit Rebreathers “CCRs” and components used for all types of rebreathers) will be produced by the wholly-owned subsidiary, Elasco, while the Company provides financial, operational and technical expertise.

On August 4, 2010, the Company entered into an agreement with Radikal, AS (“Radikal”), the owner of intellectual property involving rebreather technology, to purchase its intellectual property involving said technology (the “Radikal Agreement”).  The Radikal Agreement requires the Company to pay a per unit fee of $35 for at least 500 units per year for 2 years, after which the obligation to Radikal will be fulfilled.  The Company is required to begin making payments in January 2012.

Pursuant to the terms of the Radikal Agreement, Radikal has transferred all U.S. and international patent rights to the Company.  However, if the per unit fee payments are not made when due, Radikal has the right to the return of the intellectual property transferred.

The acquisition of Blu Vu’s assets and Elasco, Inc. by the Company has been accounted for as a reverse recapitalization.  The reverse recapitalization was the acquisition of a private operating company into a non-operating public shell corporation with nominal net assets and is treated as a capital transaction, rather than a business combination.  As a result no goodwill is recorded.  In this situation Deltron is the legal acquirer because it acquired all of the assets and liabilities of Blu Vu and 100% of the stock of Elasco and Elasco is the legal acquiree because its equity interests were acquired.  However, Elasco is the acquirer and Deltron is the acquiree for accounting purposes.  The pre-acquisition financial statements of Elasco are treated as the historical financial statements of the consolidated companies except that the equity section and earnings per share have been retroactively restated to reflect the reverse recapitalization.

Change in Fiscal Year End

After the reverse recapitalization, the Company adopted the fiscal year end of Deltron, the former shell company, of September 30 for financial reporting purposes on Form 10-K. Because Elasco is considered the accounting acquirer and the predecessor entity for SEC reporting purposes in the acquisition, this change in fiscal year end is deemed to be a change in Elasco’s fiscal year end. These consolidated financial statements represent the financial position of the Company as of September 30, 2010 and the results of the Company’s operations and cash flows for the transition period from January 1, 2010 (the day after the end of Elasco’s previous fiscal year) to September 30, 2010 (the end of the Company’s new fiscal year). The results of the Company’s operations and cash flows for the nine months ended September 30, 2009 are unaudited and are presented for comparison purpose.

Principles of Consolidations

The accompanying consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Elasco. All significant intercompany transactions have been eliminated in consolidation.

Use of Estimates

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of the Company’s consolidated financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates its estimates, including those related to revenue recognition, doubtful accounts, intangible assets, and income taxes, valuation of equity and debt instruments, contingencies and litigation. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates under different assumptions or conditions.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all short term debt securities purchases with a maturity of three months or less to be cash equivalents. The Company deposits its cash with major financial institutions and may at times exceed the federally insured limit of $250,000.  At September 30, 2010 cash did not exceed the federally insured limit.  The Company believes that the risk of loss is minimal. To date, the Company has not experienced any losses related to cash deposits with financial institutions. As of September 30, 2010, the Company had an overdraft of $10,506 and cash balance of $1,852.

 Accounts Receivable

The Company estimates the collectability of customer receivables on an ongoing basis by reviewing past-due invoices and assessing the current creditworthiness of each customer.  Allowances are provided for specific receivables deemed to be at risk for collection. As of September 30, 2010, accounts receivable amounted to $660,395, net of allowance of doubtful accounts of $2,630.

Inventory

Inventory consists of raw material, work in progress, and finished goods.  It is stated at the lower of cost or market on a first in, first out (FIFO) basis. The Company also evaluates and reserves allowance of obsolescence of its inventories.

Property and Equipment and Depreciation Policy

Property and equipment are recorded at cost, less accumulated depreciation.  Cost of repairs and maintenance are expensed as they are incurred. Major repairs that extend the useful life of equipment are capitalized and depreciated over the remaining estimated useful life. When property and equipment are sold or otherwise disposed, the related cost and accumulated depreciation are removed from the respective accounts and the gains or losses realized on the disposition are reflected in operations. The Company uses the straight-line method in computing depreciation for financial reporting purposes.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.  Deferred taxes are provided in the financial statements under ASC 740-20 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.

The Company follows the provisions of uncertain tax positions as addressed in ASC 740-10-65-1.  The Company recognized approximately no increase in the liability for unrecognized tax benefits.  The Company has no tax position as of September 30, 2010 for which the ultimate deductibility is highly certain but for which there is uncertainty about such timing of such deductibility.  The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.  No such interest or penalties were recognized during the periods presented.  The Company had no accruals for interest and penalties at September 30, 2010.  The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its continued losses.

Fair Value of Financial Instruments

The accounting standards regarding fair value of financial instruments and related fair value measurements define financial instruments and require disclosure of the fair value of financial instruments held by the Company. The Company considers the carrying amount of cash, prepaid expenses, accounts payable and accrued liabilities, to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization.

The Company has also adopted ASC 820-10 (formerly SFAS 157, “Fair Value Measurements”) which  defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follow:

·	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

·

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

·	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

During the nine months ended September 30, 2010, the Company issued convertible notes totaling $175,500. As of September 30, 2010, the carrying value of these convertible notes was $96,167. The Company used level 2 inputs for its valuation methodology and the fair value was determined to be approximately $175,000 using cash flows discounted at relevant market interest rates in effect at the period close since there is no observable market price.

As of September 30, 2010, the Company also owed two notes to Henry Larrucea, a shareholder and officer of the Company. The total carrying amount of these notes was $1,095,110. The Company used level 2 inputs for its valuation methodology and the fair value was determined to be approximately $1,223,000 using cash flows discounted at relevant market interest rates in effect at the period close since there is no observable market price.

As of September 30, 2010 the Company did not identify any other assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with ASC 820-10.

Revenue Recognition

The Company recognizes revenues through its consolidated wholly owned subsidiary. Revenues are recognized from product sales upon shipping, at which time title passes to the customer provided that there are no uncertainties regarding customer acceptance, persuasive evidence of an arrangement exists, the sales price is fixed and determinable and collectability is deemed probable.

Advertising Costs

Advertising costs are expensed when incurred.

Share-Based Compensation

The Company has adopted ASC 718-20 (formerly SFAS No. 123R, Share-Based Payment -revised 2004) (“ASC718-20”) and related interpretations which establish the accounting for equity instruments exchanged for employee services. Under ASC 718-20, share-based compensation cost is measured at the grant date based on the calculated fair value of the award. The expense is recognized over the employees’ requisite service period, generally the vesting period of the award.

Segment Information

Based on the criteria established by ASC Topic 280 “Segment report” (formerly SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”), the Company uses the management approach for determining which, if any, of its products and services, locations, customers or management structures constitute a reportable business segment. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of any reportable segments. As of September 30, 2010, the Company mainly operated in two principal segments – development of the rebreather system and sales of polyurethane elastomer products. The rebreather system is still under development and has not generated any revenue.  The following tables present summarized information by segments:

	Nine Months Ended September 30,
	2010	2009 (Unaudited)
Revenues
Rebreather	$-	$-
Polyurethane	2,546,606	1,511,133
	$2,546,606	$1,511,133

Cost of sales
Rebreather	$-	$-
Polyurethane	2,269,102	1,364,162
	$2,269,102	$1,364,162

Gross Profit
Rebreather	$-	$-
Polyurethane	277,504	146,971
	$277,504	$146,971

Selling, general and administrative expenses
Rebreather	$192,878	$480,662
Polyurethane	274,158	277,175
	$467,036	$757,837

Loss from operations
Rebreather	$(192,878)	$(480,662)
Polyurethane	3,346	(130,204)
	$(189,532)	$(610,866)

	September 30,	December 31,
	2010	2009
Total Assets
Rebreather	$42,852	$44,763
Polyurethane	1,045,136	652,475
	$1,087,988	$697,238

Comprehensive Income (Loss)

ASC 220-10 (formerly, SFAS No. 130, Reporting Comprehensive Income) (“ASC 220-10”), requires disclosure of all components of comprehensive income (loss) on an annual and interim basis.  Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources.  The Company’s comprehensive income (loss) is the same as its reported net income (loss) for the periods ended September 30, 2010 and 2009.

Basic and Diluted Loss Per Share

The Company has adopted ASC 260-10, “Earnings per Share,” (EPS) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying consolidated financial statements, basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common and dilutive common equivalent shares outstanding during the period. For the nine months ended September 30, 2010, the Company has excluded all common equivalent shares from the calculation of diluted net loss per share as such securities are anti-dilutive.

Significant Recent Accounting Pronouncements

In May 2009, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Codification Topic No. 855, Subsequent Events. This guidance establishes general standards of accounting for and, disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It sets forth (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The guidance is effective for interim or annual financial periods ending after June 15, 2009 and was adopted with no material effect on the Company's consolidated financial statements.

In June 2009, the FASB issued Accounting Standards Codification Topic No. 105-10, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles ("ASC 105-10"). This guidance establishes the FASB Accounting Standards Codification (the "Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates ("ASUs"). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the basis for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.  ASC 105-10 is effective for the financial statements issued for interim and annual periods ending after September 15, 2009.  The adoption will have no material impact on the Company’s consolidated financial statements but will require that interim and annual filings include references to the Codification.

In June 2009, the FASB issued ASC 810-10-30, Variable Interest Entities (formerly FASB 167), regarding when and how to determine, or re-determine, whether an entity is a variable interest entity. In addition, FASB No. 167 replaces FIN 46R’s quantitative approach for determining who has a controlling financial interest in a variable interest entity with a qualitative approach. Furthermore, ASC 810-10-30 requires ongoing assessments of whether an entity is the primary beneficiary of a variable interest entity. ASC 810-10-30 is effective beginning January 1, 2010 and the adoption did not have a material impact on the Company’s consolidated financial statements.

In October 2009, the FASB issued Accounting Standards Codification Topic No. 605, Multiple-Deliverable Revenue Arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable and expands the disclosures required for multiple-deliverable revenue arrangements. This guidance is effective for revenue arrangements that are entered into or are materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The adoption did not have material impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU  requires  additional  disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value  measurements,  including a description of  the  reasons  for  the  transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring  presentation of information about purchases,  sales,  issuances,  and settlements  in  the  reconciliation  for  fair  value measurements. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company does not expect the adoption of this ASU to have a material impact on our financial statements.

In February 2010, the FASB issued Accounting Standards Update No. 2010-09 (“ASU 2010-09”) as amendments to certain recognition and disclosure requirements. The amendments remove the requirement for an SEC filer to disclose a date in both issued and revised financial statements. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of U.S. GAAP. Those amendments remove potential conflicts with the

SEC’s literature. All of the amendments in ASU 2010-09 were effective upon issuance for interim and annual periods. The adoption of ASU 2010-09 did not have a material impact on the Company’s consolidated financial statements.

In March 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-11, which is included in the Codification under ASC 815, “Derivatives and Hedging” (“ASC 815”).  This update clarifies the type of embedded credit derivative that is exempt from embedded derivative bifurcation requirements.  Only an embedded credit derivative that is related to the subordination of one financial instrument to another qualifies for the exemption.  This guidance is effective for interim and annual reporting periods beginning January 1, 2010.  The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of September 30, 2010, the Company had a working capital deficit of $253,061, an accumulated deficit of $3,078,591, and a net loss of $360,590 for the nine months then ended.  The Company’s continued operating losses and limited capital raise substantial doubt about the Company’s ability to continue as a going concern.  For the nine months ended September 30, 2010, the Company was able to pay its obligations to vendors from fund raised through issuance of convertible notes to certain shareholders. The Company intends on financing its future development activities from the same sources, until such time that funds provided by operations are sufficient to fund working capital requirements. If adequate funds are not available, it would have a material adverse effect on the Company’s business, financial condition and/or results of operations and may ultimately cause discontinuance of operations.

NOTE 3 – INVENTORY

Inventory consisted of the following:

September 30, 2010

December 31, 2009

Raw material

$232,962

$219,372

Work in process

41,513

31,210

Finished goods

67,996

79,204

342,471

329,786

Less allowance for obsolete inventory

    (9,795)

   (9,000)

$332,676

$320,786

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

September 30, 2010

December 31, 2009

Machinery & equipment

$237,377

$237,377

Tooling

139,138

139,138

Computer equipment

94,383

94,383

Leasehold improvements

38,720

38,720

Furniture, fixtures and office equipment

   17,033

   17,033

526,651

526,651

Less accumulated depreciation

 494,412

476,810

$  32,239

$  49,841

For the nine months ended September 30, 2010, the Company recorded depreciation expense of $17,602.

NOTE 5 – LINE OF CREDIT

The Company has entered into a line of credit agreement with a bank.  The maximum borrowing is $125,000.  Interest is calculated at prime plus 1.5% (with an interest rate floor of 6.5%) and is paid monthly.  The agreement expires December 1, 2010 at which time the entire principal balance is due.  The line of credit is personally guaranteed by the Trust of the former owner of Elasco, who is the officer and director of the Company.  The outstanding balance at both September 30, 2010 and

December 31, 2009 was $125,000 at 6.5%.  The Company renewed the agreement with the bank on December 1, 2010.  See Note 11 for details.

NOTE 6 – NOTES PAYABLE – RELATED PARTY

Concurrent with the sale of Elasco to Blu Vu, the previous owner, Henry Larrucea who is the current officer and director of the Company, agreed to exchange his outstanding demand note, with an outstanding balance of $856,750, for a 10 year note at 5% for $600,000.  The difference of $256,750 was recorded as a gain in other income in 2009.  Total interest paid or accrued for the shareholder for the nine months ending September 30, 2010 was $22,039 and the balance of the note as of September 30, 2010 was $587,684. Payments have not been made on this note since July 2009.  There was $35,804 of accrued interest at September 30, 2010.

Mr. Larrucea received a promissory note for the stock of Elasco for $540,000.  The note is due in monthly payments of $10,000 and bears interest at 4.23%.  The note is secured by the stock of Elasco.  Total interest paid or accrued for the shareholder for the nine months ending September 30, 2010 was $16,099 and the balance of the note as of September 30, 2010 was $507,425.  Payments have not been made on this note since August 2009.  There is $25,161 of accrued interest at September 30, 2010.

Both of the above notes are currently in default due to non-payment of principal and interest.  Upon default the loans become due on demand.  Mr. Larrucea has granted a waiver which waives the default under the terms of the notes and releases the Company from any liquidated damage provision.

The Company has two notes payable to shareholders for $20,000 and $19,500, which it acquired under the May 26, 2010 Blu Vu asset purchase agreement.  These notes are due on May 28, 2011 and bear interest at 5.0%.  Both notes are convertible into shares of the Company’s common stock at a conversion discount of 70% of the stocks bid price but in no event shall the conversion price be less than the par value of $0.001.

The Company has nine notes payable to shareholders for a total of $136,000.  These notes are due ranging from September 17, 2010, to March 28, 2011, all bearing interest at 5.0%.  All nine notes are convertible into shares of the Company’s common stock at a conversion discount of 70% of the stock bid price but in no event shall the conversion price be less than the par value of $0.001.

As of September 30, 2010, the Company had authorized unissued common stock of 9,321,521,020 shares, which is sufficient to cover shares to be issued upon conversion of all convertible notes.

The terms of the convertible notes payable included beneficial conversion feature amounting to $175,500 and was recognized as debt discount, which is to be amortized over the lives of the convertible notes. The Company recorded amortization of such debt discount as interest expense for an amount of $96,167 in the nine months ended September 30, 2010. As of September 30, 2010, the total net carrying amount of these convertible notes was $96,167.

Current maturities of the notes payable for each of the five years ending September 30 are as follows:

Year	Amount
2011	$510,088
2012	163,779
2013	171,275
2014	118,656
2015	62,355
Thereafter	244,457
Total	$1,270,610

NOTE 7 – CONCENTRATION OF CREDIT RISK

A material part of the Company’s account receivables is outstanding with five customers.  The amount owed by these customers at September 30, 2010, was $518,092, approximately 78% of the Company’s receivables.  Sales to the top five customers represented 82% of total sales for the nine months ended September 30, 2010.  The amount owed by these customers at December 31, 2009, was $176,498, approximately 70% of the Company’s receivables.  Sales to these customers represented 73% of total sales for the nine months ended September 30, 2009. Sales are concentrated in the western United

States. For the nine months ended September 30, 2010 and 2009, the Company purchased approximately $698,000 and $410,000, respectively, of raw material from five suppliers, which represented 59% and 62%, respectively, of the Company’s total purchases. As of September 30, 2010 and December 31, 2009, amounts owed to these five suppliers were approximately $186,000 and $30,000, which represented 41% and 17% , respectively, of the total accounts payable.

NOTE 8 – COMMITMENTS – RELATED PARTIES

The Company leases a manufacturing and office facility from a related partnership as an operating lease which expires in 2015.  This lease currently requires monthly payments of $5,533 plus related insurance and maintenance.  Rental expense under this lease for the nine months ended September 30, 2010 was $49,797 all of which was paid to a related party.

Future rental payments required under this operating lease are as follows:

Year Ended

              September 30,

      2011

           $ 66,396

      2012

66,396

      2013                                                                         66,396

                    2014

               66,396

      2015

66,396

The Company has an employment agreement with Jeff Bozanic to develop its re-breather technology.  The agreement is for three years starting January 1, 2010 at a cost of $10,000 per month. As of September 30, 2010, the Company owed Mr. Bozanic $90,000.

Prior to the asset purchase agreement  between Blu Vu and Deltron, Blu Vu was in negotiations with Radikal, AS (“Radikal”), the owner of intellectual property involving rebreather technology, to purchase its intellectual property involving said technology.  At that time, Blu Vu did not own any rebreather technology.  No agreement was reached between Blu Vu and Radikal prior to the asset purchase agreement with Deltron.   On August 4, 2010, the Company entered into an agreement with Radikal to purchase its intellectual property involving said technology (the “Radikal Agreement”).  The Radikal Agreement requires the Company to pay a per unit fee of $35 for at least 500 units per year for 2 years, after which the obligation to Radikal will be fulfilled.

Pursuant to the terms of the Radikal Agreement, Radikal has transferred all U.S. and international patent rights to the Company. If the per unit fee payments are not made when due, Radikal has the right to the return of the intellectual property transferred. Payments for these rights are not required to begin until January 2012.

NOTE 9 – STOCKHOLDERS’ EQUITY

At December 31, 2009 the Company had 5,545,000 shares of common stock, par value $.001, outstanding.  On March 10, 2010, the Corporation’s Board of Directors approved a one hundred-for-one (100:1) forward split of the Corporation’s common stock, par value $0.001 per share. The forward split was for shareholders of record as of the close of business on Friday, April 30, 2010, and the market effective date for the reverse stock split was May 3, 2010. As a result of the forward stock split, for every one share of the Corporation’s old common stock shareholders received ninety-nine additional shares of the Corporation’s new common stock.  Immediately following the forward split, the number of shares of the Corporation’s outstanding issued common stock was increased from 5,545,000 shares to approximately 554,500,000 shares, par value $.001.

On May 26, 2010, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Blu Vu Deep Oil & Gas Exploration, Inc., a Nevada corporation.  Under the terms of the Agreement, the Company purchased substantially all of the assets of Blu Vu, consisting of, but not limited to, all stock of Blu Vu’s subsidiary, Elasco, Inc., certain intellectual properties, computer programs and software, contracts, claims and accounts receivables associated with the operation of Blu Vu’s business of developing underwater deep breathing apparatus.  In consideration of the sale of the assets of Blu Vu, the shareholders of Blu Vu, received restricted common shares of the Company totaling 123,978,980.  No other considerations were exchanged in the transaction.

As of September 30, 2010, the number of common shares issued and outstanding was 678,478,980.

NOTE 10 – INCOME TAXES

The Company recognizes deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The Company incurred no income taxes for the periods ended September 30, 2010 and 2009 except for $800 each year for state franchise taxes.  For the nine months ended September 30, 2010 the Company had incurred a loss and had state income taxes payable of $1,600 at September 30, 2010.  No income tax benefit was recognized as of September 30, 2010 and December 31, 2009 as a result of the valuation allowance applied to deferred tax assets, due to the uncertainty of recognizing any future tax benefits from the NOL.

The income tax expense consists of the following:

State tax expense	$ 1,600

Income tax expense	$ 1,600

The Company’s net loss of approximately $170,000 will be carried forward to offset future taxable income.  As of September 30, 2010, the Company’s federal NOL is approximately $262,000 expiring in 2025, and its California NOL is approximately $171,000 expiring 2015. The Company has book/tax differences of approximately $188,000 comprised of accrued officer’s compensation of $60,000, accrued consulting of $90,000 and accrued interest of 38,000. These differences result in a deferred tax asset of approximately $64,000.  The federal and California NOLs result in a deferred tax asset of approximately $81,400.  Due to the uncertainty of recognizing any future benefit, the Company has recorded a valuation allowance of $145,400 to offset the deferred tax asset.  The valuation allowance increased $122,900 from September 30, 2009, as a result of the uncertainty of utilizing the deferred tax assets.

The deferred tax asset comprised the following at September 30, 2010:

Deferred tax asset:

Federal benefit of NOL carryover	$ 65,500
California benefit of NOL carryover	15,900
Accrued officer's compensation	20,400
Accrued consulting	30,600
Accrued interest	13,000

Total	145,400

Valuation allowance	(145,400)

Net deferred tax asset	$ -

NOTE 11 – SUBSEQUENT EVENTS

The Company has evaluated subsequent event for purposes of recognition or disclosure in the financial statements through the date of issuance of its financial statements.

Subsequent to year end, the Company issued 80,000,000 shares to Elasco’s president as a bonus and prepaid salary over the next six months under an Employee Stock Incentive Program (ESIP).

In October through December 2010, the Company issued convertible notes for $35,000, $30,000 and $12,500, respectively to one investor. These notes are due in six months and bear interest at  10%.  All three notes are convertible into shares of the Company’s common stock at a conversion discount of 50% of the stock bid price, with no floor.

On December 1, 2010, the Company renewed its line of credit agreement with a principal amount of $100,000, which is due on December 5, 2011. The interest rate is subject to change based on changes in the Wall Street Journal Prime Rate but under no circumstances will the interest rate be less than 6.5% per annum.

Deltron, Inc. and Subsidiary
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2010	2010
	Unaudited
Assets
Current Assets:
Cash	$ 35,861	$ 1,852
Accounts receivable, net of allowance of doubtful accounts of $2,630
and $2,630 at December 31, 2010 and September 30, 2010, respectively	418,320	660,395
Inventory, net of allowance for obsolescence of $9,795 and $9,795 at
December 31, 2010 and September 30, 2010, respectively	375,900	332,676
Loan receivable	41,000	41,000
Prepaid expenses and other receivables	48,314	19,826
Total Current Assets	919,395	1,055,749

Property and equipment, net	29,389	32,239

Total Assets	$ 948,784	$1,087,988

Liabilities and Stockholders' (Deficit) Equity
Current liabilities
Line of credit	$ 100,000	$ 125,000
Bank overdraft	-	10,506
Accounts payable	289,708	452,318
Accrued expenses	52,969	75,091
Income taxes payable	800	1,600
Accrued expenses - related parties	180,000	150,000
Accrued interest - related parties	79,826	63,541
Convertible notes - related parties, net of note discount of $20,304
and $79,333 at December 31, 2010 and September 30, 2010, respectively	155,196	96,167
Convertible notes - net of note discount of $43,695
and $0 at December 31, 2010 and September 30, 2010, respectively	33,805	-
Derivative liability – conversion options	65,874	-
Current portion of long term debt - related party	374,848	334,587
Total Current Liabilities	1,333,026	1,308,810

Notes payable - related party, net of current portion	720,262	760,523

Total Liabilities	2,053,288	2,069,333
Stockholders' (Deficit) Equity
Common stock, $0.001 par value; 10,000,000,000 shares
authorized, 758,478,980 and 678,478,980 shares issued and outstanding
at December 31, 2010 and September 30, 2010, respectively	758,479	678,479
Additional paid-in capital	1,398,767	1,418,767
Accumulated deficit	(3,261,750)	(3,078,591)
Total Stockholders' (Deficit) Equity	(1,104,504)	(981,345)

Total Liabilities and Stockholders' (Deficit) Equity	$ 948,784	$1,087,988

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Deltron, Inc. and Subsidiary
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three Months ended
	December 31,
	2010	2009

Sales	$ 905,401	$ 511,556

Cost of sales	778,016	435,062

Gross profit	127,385	76,494

Selling, general and administrative expenses	210,480	161,231

Operating income (loss)	(83,095)	(84,737)

Other income (expenses)
Change in fair value of derivative liability	(6,854)	-
Interest expense, net	(92,375)	(14,562)

Total other income (expense)	(99,229)	(14,562)

Loss before provision for income taxes	(182,324)	(99,299)

Provision for income taxes	835	-

Net loss	$ (183,159)	$ (99,299)

Per share information

Net loss per common share
Basic	$ (0.000)	$ (0.001)
Fully diluted	$ (0.000)	$ (0.001)

Weighted average number of common
stock outstanding - basic	718,478,980	107,206,877

Weighted average number of common
stock outstanding - diluted	718,478,980	107,206,877

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Deltron, Inc. and Subsidiary
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDER'S (DEFICIT) EQUITY

			Additional
	Common Stock		paid-in	Accumulated
	Number of shares	Amount	Capital	Deficit	Totals

Balance - December 31, 2008	14,403,074	$ 14,403	$1,911,235	$(2,218,137)	$ (292,499)

Recapitalization in reverse acquisition			(624,200)		(624,200)

Issuance of stock for cash	76,031,699	76,032	529,190		605,222

Net loss				(400,564)	(400,564)

Balance - September 30, 2009 (Unaudited)	90,434,773	90,435	1,816,225	(2,618,701)	$ (712,041)

Issuance of stock for cash	33,544,207	33,544	31,456		65,000

Net loss				(99,299)	(99,299)

Balance - December 31, 2009	123,978,980	123,979	1,847,681	(2,718,001)	(746,341)

Beneficial conversion feature
- convertible notes payable - related parties	-	-	175,500	-	175,500

Recapitalization in reverse acquisition	554,500,000	554,500	(604,414)	-	(49,914)

Net loss	-	-	-	(360,590)	(360,590)

Balance - September 30, 2010	678,478,980	$678,479	$1,418,767	$(3,078,591)	$ (981,345)

Issuance of common stock for service	80,000,000	80,000	(20,000)		60,000

Net loss				(183,159)	(183,159)

Balance - December 31, 2010 (Unaudited)	758,478,980	$758,479	$1,398,767	$(3,261,750)	$(1,104,504)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Deltron, Inc. and Subsidiary
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	For the three Months ended
	December 31,
	2010	2009

Cash Flows from Operating Activities:
Net (loss)	$ (183,159)	$ (99,299)

Adjustments to reconcile net loss to net cash used
in operating activities:
Depreciation	2,850	2,500
Change in fair value of derivative liability	6,854	-
amortization of discount on note payable	74,354	-
(Increase) Decrease in accounts receivable	242,075	102,779
(Increase) Decrease in inventory	(43,224)	(13,999)
(Increase) Decrease in prepaid expenses and other receivables	31,512	27,480
Increase (decrease) in accounts payable	(162,610)	(51,990)
Increase (decrease) in accrued expenses	(22,922)	(41,366)
Increase (decrease) in accrued expenses - related parties	30,000	-
Increase (decrease) in accrued interest - related parties	16,285	12,713

Net Cash (Used) by Operating Activities	(7,985)	(61,182)

Net Cash Used in Investing Activities	-	-

Cash Flows from Financing Activities
Proceeds from sale of common stock	-	65,000
Decrease in bank overdraft	(10,506)	-
Borrowing on related party notes	77,500	-
Payments on line of credit	(25,000)	-

Net Cash Provided by Financing Activities	41,994	65,000

Net Increase (decrease) in Cash	34,009	3,818

Cash and Cash Equivalents - Beginning of Period	1,852	26,168

Cash and Cash Equivalents - End of Period	$ 35,861	$ 29,986

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest expense	$ 2,054	-
Cash paid for income taxes	$ 800	$ -

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

In November 2010, the Company issued 80,000,000 shares of its common stock valued at $60,000 to Elasco's president, $10,000 was recorded as a bonus and $50,000 is prepaid salary to be expensed over six months beginning mid November 2010.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Deltron, Inc. & Subsidiary.

Notes to Unaudited Condensed Consolidated Financial Statements

December 31, 2010

NOTE 1- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Business Description

Deltron, Inc. (the “Company”) is a Nevada Corporation incorporated on September 14, 2005.  It is based in Garden Grove, California.  Through May 26, 2010 the Company was in the development stage. On May 26, 2010 the Company acquired all of the assets and liabilities of Blu Vu Deep Oil & Gas Exploration, Inc. including its ownership of 100% of the outstanding stock of Elasco, Inc. by issuance of 123,978,980 restricted common shares of its stock.

Elasco was incorporated on October 25, 1979 in the state of California.  Its principal business is manufacturing and selling of open cast molded polyurethane elastomer products such as skateboard, roller skate, and industrial wheels.

After the acquisition of Blu Vu’s assets, the Company is engaged in potential manufacture and mass-market of proprietary breathing equipment developed specifically for the oil and gas, mining and safety industries, and military and recreational divers. The technology is still under development. Production and manufacture of the equipment (primarily Closed-Circuit Rebreathers “CCRs” and components used for all types of rebreathers) will be produced by the wholly-owned subsidiary, Elasco, while the Company provides financial, operational and technical expertise.

On August 4, 2010, Deltron entered into an agreement with Radikal, AS (“Radikal”), the owner of intellectual property involving rebreather technology, to purchase its intellectual property involving said technology (the “Radikal Agreement”).  The Radikal Agreement requires the Company to pay a per unit fee of $35 for at least 500 units per year for 2 years, after which the obligation to Radikal will be fulfilled. The Company is required to begin making payments in January 2012.

Pursuant to the terms of the Radikal Agreement, Radikal has transferred all U.S. and international patent rights to the Company.  However, if the per unit fee payments are not made when due, Radikal has the right to the return of the intellectual property transferred.

The acquisition of Blu Vu’s assets and Elasco, Inc. by the Company has been accounted for as a reverse capitalization.  The reverse recapitalization was the acquisition of a private operating company into a non-operating shell corporation with nominal net assets and is treated as a capital transaction, rather than a business combination.  As a result no goodwill is recorded.  In this situation Deltron is the legal acquirer because it acquired all of the assets and liabilities of Blu Vu and 100% of the stock of Elasco and Elasco is the legal acquiree because its equity interests were acquired.  However, Elasco is the acquirer and Deltron is the acquiree for accounting purposes.  The pre-acquisition financial statements of Elasco are treated as the historical financial statements of the consolidated companies except that the equity section and earnings per share have been retroactively restated to reflect the reverse recapitalization.

Principles of consolidations

The accompanying unaudited condensed consolidated financial statements are presented in accordance with U.S generally accepted accounting principles. The unaudited consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Elasco.  All significant intercompany transactions have been eliminated in consolidation.

Interim Periods

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States of America for annual financial statements.  In the opinion of the Company’s management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.  Operating results for the three months ended December 31, 2010 are not necessarily indicative of results for any future period.  These statements should be read in conjunction with the consolidated financial statements and notes for the year ended September 30, 2010 thereto included in the Company’s Form 10-K filed on January 13, 2010.

Use of Estimates

The Company’s unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of the Company’s consolidated financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates under different assumptions or conditions.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all short term debt securities purchases with a maturity of three months or less to be cash equivalents. The Company deposits its cash with major financial institutions and may at times exceed the federally insured limit of $250,000.  At December 31, 2010 cash did not exceed the federally insured limit.  The Company believes that the risk of loss is minimal. To date, the Company has not experienced any losses related to cash deposits with financial institutions. As of December 31, 2010, the Company had a cash balance of $35,861.

Accounts Receivable

The Company estimates the collectability of customer receivables on an ongoing basis by reviewing past-due invoices and assessing the current creditworthiness of each customer.  Allowances are provided for specific receivables deemed to be at risk for collection. As of December 31, 2010, accounts receivable amounted to $418,320, net of allowance of doubtful accounts of $2,630.

Inventory

Inventory consists of raw material, work in progress, and finished goods.  It is stated at the lower of cost or market on a first in, first out (FIFO) basis. The Company also evaluates and reserves allowance of obsolescence of its inventories.

Property and Equipment and Depreciation Policy

Property and equipment are recorded at cost, less accumulated depreciation.  Cost of repairs and maintenance are expensed as they are incurred. Major repairs that extend the useful life of equipment are capitalized and depreciated over the remaining estimated useful life. When property and equipment are sold or otherwise disposed, the related cost and accumulated depreciation are removed from the respective accounts and the gains or losses realized on the disposition are reflected in operations. The Company uses the straight - line method in computing depreciation for financial reporting purposes.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.  Deferred taxes are provided in the financial statements under ASC 740-20 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.

The Company follows the provisions of uncertain tax positions as addressed in ASC 740-10-65-1.  The Company recognized approximately no increase in the liability for unrecognized tax benefits.  The Company has no tax position as of December 31, 2010 for which the ultimate deductibility is highly certain but for which there is uncertainty about such timing of such deductibility.  The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.  No such interest or penalties were recognized during the periods presented.  The Company had no accruals for interest and penalties at December 31, 2010.  The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its continued losses.

Fair Value of Financial Instruments

The accounting standards regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company. The Company considers the carrying amount of cash, prepaid expenses, accounts payable and accrued liabilities, to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization.

The Company has also adopted ASC 820-10 (formerly SFAS 157, “Fair Value Measurements”) which  defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follow:

·	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
·

Level 2   inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

·	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

As of December 31, 2010, the Company used level 3 inputs for its valuation methodology for the fair value of its notes payable and derivative liability as following:

	Carrying Value	Fair Value Measurements at
	As of	December 31, 2010
	December 31,	Using Fair Value Hierarchy
	2010	Level 1	Level 2	Level 3
Liabilities
Notes payable – related party	1,095,110	-	-	1,219,900
Convertible notes – related parties	155,196	-	-	177,600
Convertible notes	33,805			81,300
Derivative liability – conversion options	65,874	-	-	65,874
Total	$1,349,985	$-	$–	$1,544,674

As of December 31, 2010 the Company did not identify any other assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with ASC 820-10.

Revenue Recognition

The Company recognizes revenues through its consolidated fully owned subsidiary. Revenues are recognized from product sales upon delivery, at which time title passes to the customer provided that there are no uncertainties regarding customer acceptance, persuasive evidence of an arrangement exists, the sales price is fixed and determinable and collectability is deemed probable.

Advertising Costs

Advertising costs are charged to operations when incurred.

Share-Based Compensation

The Company has adopted ASC 718-20 (formerly SFAS No. 123R, Share-Based Payment -revised 2004) (“ASC718-20”) and related interpretations which establish the accounting for equity instruments exchanged for employee services. Under ASC 718-20, share-based compensation cost is measured at the grant date based on the calculated fair value of the award. The expense is recognized over the employees’ requisite service period, generally the vesting period of the award.

Segment Information

Based on the criteria established by ASC Topic 280 “Segment report” (formerly SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”), the Company uses the management approach for determining which, if any, of its products and services, locations, customers or management structures constitute a reportable business segment. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of any reportable segments. As of December 31, 2010, the Company mainly operated in two principal segments – development of the rebreather system and sales of polyurethane elastomer products.

The rebreather system is still under development and has not generated any revenue. The following tables present summarized information by segments:

	Three Months Ended December 31,
	2010	2009
Revenues
Rebreather	$-	$-
Polyurethane	905,401	511,556
	$905,401	$511,556

Cost of sales
Rebreather	$-	$-
Polyurethane	778,016	435,062
	$778,016	$435,062

Gross Profit
Rebreather	$-	$-
Polyurethane	127,385	76,494
	$127,385	$76,494

Selling, general and administrative expenses
Rebreather	$104,973	$71,046
Polyurethane	105,507	90,185
	$210,480	$161,231

Income / (Loss) from operations
Rebreather	$(104,973)	$(71,046)
Polyurethane	21,878	(13,691)
	$(83,095)	$(84,737)

	December 31,	September 30,
	2010	2010
Total Assets
Rebreather	$77,374	$42,852
Polyurethane	871,410	1,045,136
	$948,784	$1,087,988

Comprehensive Income (Loss)

ASC 220-10 (formerly, SFAS No. 130, Reporting Comprehensive Income) (“ASC 220-10”), requires disclosure of all components of comprehensive income (loss) on an annual and interim basis.  Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources.  The Company’s comprehensive income (loss) is the same as its reported net income (loss) for the three months ended December 31, 2010 and 2009.

Basic and Diluted Per Common Share

The Company has adopted ASC 260-10, “Earnings per Share,” (EPS) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying unaudited condensed consolidated financial statements, basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common and dilutive common equivalent shares outstanding during the period. For the three months ended December 31, 2010, the Company has excluded all common equivalent shares from the calculation of diluted net loss per share as such securities are anti-dilutive. For the three months ended December 31, 2009, the Company did not have common equivalent shares.

Significant Recent Accounting Pronouncements

In October 2009, the FASB issued Accounting Standards Codification Topic No. 605, Multiple-Deliverable Revenue Arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable and expands the disclosures required for multiple-deliverable revenue arrangements. This guidance is effective for revenue arrangements that are entered into or are materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The adoption will have no material impact on the Company’s financial statements.

In January 2010, the FASB issued ASU No.  2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements.  This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements.  This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  The Company does not expect the adoption of this ASU to have a material impact on our financial statements.

In February 2010, the FASB issued Accounting Standards Update No. 2010-09 (“ASU 2010-09”) as amendments to certain recognition and disclosure requirements. The amendments remove the requirement for an SEC filer to disclose a date in both issued and revised financial statements. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of U.S. GAAP. Those amendments remove potential conflicts with the SEC’s literature. All of the amendments in ASU 2010-09 were effective upon issuance for interim and annual periods. The adoption of ASU 2010-09 did not have a material impact on the Company’s consolidated financial statements

In March 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-11, which is included in the Codification under ASC 815, “Derivatives and Hedging” (“ASC 815”).  This update clarifies the type of embedded credit derivative that is exempt from embedded derivative bifurcation requirements.  Only an embedded credit derivative that is related to the subordination of one financial instrument to another qualifies for the exemption.  This guidance is effective for interim and annual reporting periods beginning January 1, 2010.  The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

NOTE 2 – GOING CONCERN

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of December 31, 2010 the company had a net deficit in retained earnings of $(3,261,750) and a net loss of $(183,159) for the quarter then ended.  These matters create substantial doubt about the Company’s ability to continue as a going concern.  For the quarter ended December 31, 2010, the Company is able to pay its obligations to vendors from funds raised from issuance of convertible notes.  The Company intends on financing its future development activities from the same sources, until such time that funds provided by operations are sufficient to fund working capital requirements.

NOTE 3 – INVENTORY

Inventory consisted of the following at December 31, 2010 and September 30, 2010.

	December 31, 2010	September 30, 2010

Raw material	$ 231,879	$ 232,962
Work in process	40,226	41,513
Finished goods	113,590	67,996
	385,695	342,471
Less allowance for obsolete inventory	(9,795)	(9,795)

	$ 375,900	$ 332,676

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2010 and September 30, 2010.

	December 31, 2010	September 30, 2010
Machinery & equipment	$ 237,377	$ 237,377
Tooling	139,138	139,138
Computer equipment	94,383	94,383
Leasehold improvements	38,720	38,720
Furniture, fixtures and office equipment	17,033	17,033
	526,651	526,651
Less accumulated depreciation	497,262	494,412

	$ 29,389	$ 32,239

NOTE 5 – LINE OF CREDIT

The Company has entered into a line of credit agreement with a bank.  The maximum borrowing is $100,000.  Interest is calculated at prime plus 1.5% (with an interest rate floor of 6.5%) and is paid monthly.  The agreement expires December 5, 2011 at which time the entire principal balance is due.  The line of credit is personally guaranteed by the Trust of the former owner of Elasco, who is the president of the Company.  The outstanding balance at December 31, 2010 and September 30, 2010 is $100,000 and $125,000, respectively, at 6.5%.

NOTE 6 – NOTES PAYABLE – RELATED PARTIES

Concurrent with the sale of Elasco to Blu Vu, the previous owner, Henry Larrucea,who is the current officer and director of the Company,  agreed to exchange his outstanding demand note, with an outstanding balance of $856,750, for a 10 year note at 5% for $600,000.  The difference of $256,750 was recorded as a gain in other income in the year ended September 30, 2009.  Total interest paid or accrued for the shareholder for the three months ending December 31, 2010 was $7,347 and the balance of the note as of December 31, 2010 was $587,684. Payments have not been made on this note since July 2009.  There was $43,151 of accrued interest at December 31, 2010.

Mr. Larrucea also received a promissory note for the stock of Elasco for $540,000.  The note is due in monthly payments of $10,000 and bears interest at 4.23%.  The note is secured by the stock of Elasco.  Total interest paid or accrued for the three months ending December 31, 2010 was $5,367 and the balance of the note as of December 31, 2010 was $507,425.  Payments have not been made on this note since August 2009.  There was $30,528 of accrued interest at December 31, 2010.

Both of these notes are currently in default due to non-payment of principal and interest.  Upon default the loans become due on demand.  Mr. Larrucea has granted a waiver which waives the default under the terms of the notes and releases the company from liquidated damages provision.

The Company has two notes payable to shareholders for $20,000 and $19,500, which it acquired under the May 26 Blu Vu asset purchase agreement.  These notes are due on May 28, 2011 and bear interest at 5.0%.  Both notes are convertible into shares of the Company’s common stock at a conversion discount of 70% of the stocks bid price but in no event shall the conversion price be less than par value of $0.001.

The Company has nine notes payable to shareholders for a total of $136,000.  These notes are due ranging from September 17, 2010 to March 28, 2011 all bearing interest at 5.0%.  All nine notes are convertible into shares of the Company’s common stock at a conversion discount of 70% of the stocks bid price but in no event shall the conversion price be less than par value of $0.001.

As of December 31, 2010, the Company had authorized unissued common stock of 9,241,521,020 shares, which is sufficient to cover shares to be issued upon conversion of all convertible notes.

Current maturities of the notes payable for each of the five years ending September 30 are as follows:

Year	Amount
2011	$546,442
2012	163,779
2013	171,275
2014	118,656
2015	62,355
Thereafter	208,103
Total	$1,270,610

NOTE 7 – CONVERTIBLE NOTES PAYABLE

In October, November and December 2010, the Company entered into securities purchase agreements (the “Purchase Agreements”) with an investor and issued three 10% convertible promissory notes with face amounts of $35,000, $30,000 and $12,500 respectively  (the “Convertible Notes”) and received cash proceeds of $77,500.  The Notes mature in eight months from the date of issuance, and provide for nominal interest at the rate of ten (10%) percent per annum. The Notes may be converted into unregistered shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the Conversion Price, as defined below, in whole, or in part, at any time beginning 180 days after the date of the Notes, at the option of the holder. The Conversion Price shall be equal to 50% multiplied by the Variable Conversion Rate which is equal to the average of the three (3) lowest closing bid prices of the Common Stock during the ten (10) trading day period prior to the date of conversion.  The 50% discounted Conversion Price establishes a conversion feature which is required to be treated as a derivative liability and presented at fair value. The derivative obligation arises because, based on historical trading patterns of the Company’s stock, the formula for determining the Conversion Rate is expected to result in a lower Conversion Rate than the closing price of the stock on the actual date of conversion (hereinafter referred to as the “Variable Conversion Rate Differential”). The Company selected the historical simulation approach to value this derivative liability believing that this method results in a valuation that most closely relates to the economic reality of these transactions. Under this approach, the Company computed the Variable Conversion Rate Differential for each trading day during the twelve month period prior to the date of issuance of each convertible promissory note and then computed the average of these daily Variable Conversion Rate Differentials over the twelve month period. In accordance with GAAP, the derivative liability is required to be re-evaluated at each balance sheet date.  The total unamortized discount represented by the value of the conversion feature and the derivative liability is being accreted over the eight month period until the conversion of the convertible promissory notes into common stock is permitted. This results in an overall effective interest rate of 83% on the $77,500 convertible notes. Accordingly, on issuance date, the Company recorded derivative liability and discount on the Convertible Notes of $59,020. For the three month period ended December 31, 2010, the amount of interest expense resulting from accretion of the unamortized discount on the convertible promissory notes amounted to $15,325.  The remaining unamortized balance of this discount, which amounted to $43,695, has been netted against the face amount of the convertible promissory notes resulting in a net carrying amount of $33,805 which is included in the accompanying balance sheet at December 31, 2010. As of December 31, fair value of the derivative liability was $65,874 and the change in fair value of $6,854 was recorded against income for the quarter ended December 31, 2010.

NOTE 8 – CONCENTRATION OF CREDIT RISK

A material part of the Company’s account receivables is outstanding with five customers.  The amount owed by these customers at December 31, 2010 was $344,131, approximately 82% of the Company’s receivables.  Sales to the top five customers represented 79% of total sales.  The amount owed by these customers at September 30, 2010 was $518,092, approximately 78% of the Company’s receivables.  Sales to these five customers represented 76% of total sales for the quarter ended December 31, 2009. Sales are concentrated in the western United States.

For the three months ended December 31, 2010 and 2009, the Company purchased approximately $324,808 and 115,166, respectively, of raw material from five suppliers, representing 80% and 71%, respectively, of the Company’s total purchases. As of December 31, 2010 and September 30, 2010, amounts owed to these five suppliers were approximately $233,284 and $186,000 representing 80% and 41%, respectively, of the total accounts payable.

NOTE 9 – COMMITMENTS – RELATED PARTIES

The Company leases a manufacturing and office facility from a related partnership as an operating lease which expires in 2015.  This lease currently requires monthly payments of $5,533 plus related insurance and maintenance.  Rental expense under this lease for the three months ended December 31, 2010 was $16,599 all of which was paid to a related party.

Future rental payments required under this operating lease are as follows:

Year Ended

              September 30,

      2011

$ 49,797

      2012

   66,396

      2013                                                                                     66,396

                      2014

                   66,396

      2015

   66,396

The Company has an employment agreement with Jeff Bozanic to develop its re-breather technology.  The agreement is for three years starting January 1, 2010 at a cost of $10,000 per month. As of December 31, 2010, the Company owed Mr. Bozanic $120,000.

Prior to the asset purchase agreement  between Blu Vu and Deltron, Blu Vu was in negotiations with Radikal, AS (“Radikal”), the owner of intellectual property involving rebreather technology, to purchase its intellectual property involving said technology.  At that time, Blu Vu did not own any rebreather technology.  No agreement was reached between Blu Vu and Radikal prior to the asset purchase agreement with Deltron.   On August 4, 2010, the Company entered into an agreement with Radikal to purchase its intellectual property involving said technology (the “Radikal Agreement”).  The Radikal Agreement requires the Company to pay a per unit fee of $35 for at least 500 units per year for 2 years, after which the obligation to Radikal will be fulfilled.

Pursuant to the terms of the Radikal Agreement, Radikal has transferred all U.S. and international patent rights to the Company. If the per unit fee payments are not made when due, Radikal has the right to the return of the intellectual property transferred. Payments for these rights are not required to begin until January 2012.

NOTE 10 – STOCK HOLDER EQUITY

At December 31, 2009 the Company had 5,545,000 shares of common stock, par value $.001, outstanding.  On March 10, 2010, the Corporation’s Board of Directors approved a one hundred-for-one (100:1) forward split of the Corporation’s common stock, par value $0.001 per share. The forward split was for shareholders of record as of the close of business on Friday, April 30, 2010, and the market effective date for the reverse stock split was May 3, 2010. As a result of the forward stock split, for every one share of the Corporation’s old common stock shareholders received ninety-nine additional shares of the Corporation’s new common stock.  Immediately following the forward split, the number of shares of the Corporation’s outstanding issued common stock was increased from 5,545,000 shares to approximately 554,500,000 shares, par value $.001.

On May 26, 2010, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Blu Vu Deep Oil & Gas Exploration, Inc., a Nevada corporation.  Under the terms of the Agreement, the Company purchased substantially all of the assets of Blue Vu, consisting of, but not limited to, all stock of Blu Vu’s subsidiary, Elasco, Inc., certain intellectual properties, computer programs and software, contracts, claims and accounts receivables associated with the operation of Blu Vu’s business of developing underwater deep breathing apparatus.  In consideration of the sale of the assets of Blu Vu, the shareholders of Blu Vu, received restricted common shares of the Company totaling 123,978,980.  No other consideration was exchanged in the transaction.

In November 2010, the Company issued 80,000,000 shares to Elasco’s president as a bonus of $10,000 and prepaid salary of $50,000 over the next six months under an Employee Stock Incentive Program (ESIP).

As of December 31, 2010, the number of common shares issued and outstanding was 758,478,980.

NOTE 11 – INCOME TAXES

The Company recognizes deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The Company incurred no income taxes for the periods ended December 31, 2010 and December 31, 2009 except for $800 each year for state franchise taxes.  For the three months ended December 31, 2010 the Company had incurred a loss and had a state income tax payable of $800 at December 31, 2010.  No income tax benefit was recognized as of December 31, 2010 and December 31, 2009 as a result of the valuation allowance applied to deferred tax assets, due to the uncertainty of recognizing any future tax benefits from the NOL.

The Company’s net loss of approximately $(183,159) will be carried forward to offset future taxable income.  As of December 31, 2010, the Company’s federal NOL is approximately $386,000 expiring in 2025, and its California NOL is approximately $296,000 expiring 2015. The Company has book/tax differences of approximately $270,000 comprised of accrued officer’s compensation of $70,000, accrued consulting of $120,000 and accrued interest of $80,000. These differences result in a deferred tax asset of approximately $91,000.  The federal and California NOLs result in a deferred tax asset of approximately $124,000.  Due to the uncertainty of recognizing any future benefit, the Company has recorded a valuation allowance of $215,000 to offset the deferred tax asset.  The valuation allowance increased $69,600 from September 30, 2010, as a result of the uncertainty of utilizing the deferred tax assets.

The deferred tax asset comprised the following at December 31, 2010:

Deferred tax asset:

Federal benefit of NOL carryover	$ 96,500
California benefit of NOL carryover	27,500
Accrued officer's compensation	24,000
Accrued consulting	40,000
Accrued interest	27,000

Total	215,000

Valuation allowance	(215,000)

Net deferred tax asset	$ -

NOTE 12 – SUBSEQUENT EVENTS

The Company has evaluated subsequent event for purposes of recognition or disclosure in the financial statements through the date of issuance of its financial statements.

On January 21, 2011, the Company issued a convertible note for $50,000.  The note is due on October 24, 2011 and accrues interest at 8.0%.  The Note may be converted into unregistered shares of the Company’s common stock, par value $0.001 per share  at the Conversion Price, as defined below, in whole, or in part, at any time beginning 180 days after the date of the Notes, at the option of the holder. The Conversion Price shall be equal to 50% multiplied by the Variable Conversion Rate which is equal to the average of the three (3) lowest closing bid prices of the Common Stock during the ten (10) trading day period prior to the date of conversion.

On March 25, 2011, the Company issued a convertible note in the amount of $3,150,000 for the purchase of a patent of an air management system for a submersible vehicle.  The note is payable on demand beginning 6 months from the note date and accrues interest at 5.0%.  The Note may be converted into unregistered shares of the Company’s common stock, par value $0.001 per share  at the Conversion Price, as defined below, at any time beginning, at the option of the holder. The Conversion Price shall be equal to 30% multiplied by the average of the three (3) highest closing bid prices of the Common Stock during the three (3) trading day period prior to the date of conversion.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZED 20,000,000 SHARES OF PREFERRED STOCK

The Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”) authorizes the maximum number of preferred shares outstanding at any time shall be twenty million (20,000,000) shares of preferred stock, no par value.  On March 7, 2011, the Board approved an amendment to the Articles of Incorporation to authorize up to twenty million (20,000,000) shares of preferred stock.  The Board is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock.

The general purpose and effect of the amendment to the Company’s Articles of Incorporation is to authorize twenty million (20,000,000) additional shares of preferred stock.  Such increase is not attributable to a specific transaction, or anticipated transaction.  As such, no consideration has been received or is to be received by the Company for a transaction underlying the increase in preferred stock.  The general effect upon the rights of the existing security holders as a result of the increase in preferred stock is an overall dilution of the Company’s stock and the inherent affects that increasing the Company’s outstanding preferred stock has on shareholder value based on the dilutive impact of the additional authorized shares.  If the Board deems it to be in the best interests of the Company and the stockholders of the Company to issue shares of preferred stock in the future from authorized shares, the Board generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

EFFECTIVE DATE OF AMENDMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the actions stated herein, shall not occur until a date at least ten (10) days after the date on which this Information Statement has been mailed to the Stockholders.  The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on April 25, 2011.

By Order of the Board

/s/ Henry Larrucea_____________________________

Henry Larrucea, President